EXHIBIT 10.9
GEORGIA-CAROLINA BANCSHARES, INC.
DIRECTORS EQUITY INCENTIVE PLAN
formerly the
DIRECTORS STOCK PURCHASE PLAN
(as amended and restated effective October 26, 2009)
The Board of Directors of Georgia-Carolina Bancshares, Inc. (the “Company”) hereby amends and restates the Directors Stock Purchase Plan, as amended (the “Plan”) for the purpose of offering duly-elected directors of the Company and its wholly-owned subsidiary, First Bank of Georgia (the “Bank”), including duly-appointed directors and advisory directors of Bank, the opportunity to purchase shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), and to otherwise acquire shares of Common Stock as payment for services as a director.. The Company originally authorized the sale and issuance of fifty thousand (50,000) shares of Common Stock pursuant to the terms of this Plan. If the shares of Common Stock should, as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the pool of shares reserved for this Plan shall be appropriately adjusted to reflect such action.
1. Title of the Plan.
The title and name of the Plan shall hereafter be the Directors Equity Incentive Plan.
2. Purposes of the Plan.
The purposes of the Plan are (a) to provide Plan participants with a method of investing directors’ fees in additional shares of Common Stock, (b) to provide Plan participants with additional equity in the Company as payment for services as determined by the Board of Directors from time to time, and (c) to provide the Company with additional funds for general corporate purposes. No brokerage commissions, service charges, fees or other expenses will be paid by participants in the Plan when purchasing shares of Common Stock through the Plan. All proceeds from the sale of shares in the Plan will go to the Company and be used for general corporate purposes.
3. Administration of the Plan.
The Plan will be administered by the Stock Option Committee of the Board of Directors of the Company (the “Committee”), which may from time to time adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for matters not specifically covered herein. Unless the Committee shall appoint another individual, the Secretary of the Company shall serve as the Trustee of the Plan. The Trustee shall have the power and authority to establish such procedures as the Trustee deems necessary or desirable to carry out and satisfy the provisions and intent of the Plan.

4. Eligible Participants.
All duly-elected, non-employee directors of the Company and duly-elected, non-employee directors and duly-appointed advisory directors of the Bank (each a “Director”) are eligible to participate in the Plan during their period of service.
5. Method of Participation for Investing Directors’ Fees in Common Stock.
(a) Investment Election. A Director may elect to invest directors’ fees in Common Stock at any time during the last seven (7) days of each calendar quarter, i.e. the last seven days of each March, June, September, and December (the “Election Days”) by signing an authorization form provided by the Company and returning it to the Trustee at 3527 Wheeler Road, Augusta, Georgia 30909. An authorization form may be obtained at any time from the Trustee at the same address. Participation will be effective on the first day of the calendar quarter immediately following the date of the Company’s receipt of the properly completed and signed authorization form. For example, if the Company receives a completed and signed authorization form on March 29, participation in the Plan will be effective on April 1. The authorization form directs the Trustee to apply all of the participating Director’s board and committee fees (“Directors’ Fees”) to the purchase of shares of Common Stock. An investment election under this Section 5(a) may not be made by a Director at a time when such Director is in possession of material nonpublic information regarding the Company or the Bank.
(b) Purchase Price of Plan Shares.
The price of each share of Common Stock (the “Purchase Price”) purchased with Directors’ Fees shall be $2.00 less than the average closing market price of the Common Stock quoted on the Over-the-Counter Bulletin Board (or other national quotation service) for the ten business days prior to the last trade of the Company’s Common Stock reported prior to the Investment Date (defined in Section 5(c) below); provided, however, that if the Company’s Common Stock is not quoted on a national quotation service but is registered on a national securities exchange, “Purchase Price” shall mean $2.00 less than the average closing market price of the Company’s Common Stock on such national securities exchange for the ten business days prior to the last trade of the Company’s Common Stock reported prior to the Investment Date; and further provided, that if shares of the Company’s Common Stock are not quoted on a national quotation service or registered on a national securities exchange, then the “Purchase Price” shall mean $2.00 less than the fair market value of the Company’s Common Stock on the Investment Date as determined by the Committee, acting in good faith.
(c) Timing of Investments.
All investments by the Trustee will be made on the Investment Date except where and to the extent that any applicable securities laws or other laws may require the suspension or curtailment of purchases of shares of Common Stock. The “Investment Date” will be the first trading day of each calendar quarter.

(d) Number of Shares to be Purchased.
The number of shares purchased will be based upon the amount of Directors’ Fees earned by the participant since the last Investment Date plus any cash not utilized to purchase shares during the previous quarter divided by the applicable Purchase Price. Each participant’s stock account will be credited with the number of whole shares only equal to the total amount invested divided by the Purchase Price (the “Purchased Shares”); provided, however, that the Committee may elect to issue a stock certificate evidencing the Purchased Shares directly to a participant dated as of the Investment Date in lieu of crediting such Purchased Shares to the participant’s stock account. No fractional shares will be purchased.
(e) Reports to Participants.
Following each Investment Date, each participant in the Plan will receive a statement of his or her account which will provide a record of the purchase made on the applicable Investment Date, the total number of shares credited to the participant’s stock account as of the applicable Investment Date and the balance of any uninvested cash.
(f) Stock Certificates.
Certificates for any number of whole shares credited to a stock account under the Plan will be delivered to a participant upon his or her written request only. Otherwise, the number of shares credited to a stock account under the Plan will be shown on the participant’s quarterly statements of account. Certificates for fractions of shares will not be issued under any circumstances. Shares credited to the stock account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such whole shares be issued in the participant’s name.
(g) Termination of Election to Invest Directors’ Fees in Common Stock.
To terminate a previous election made under Section 5(a), a participant must notify the Secretary of the Company, in writing, of the termination of the investment election on any of the Election Days. Termination notices received by the Secretary on a day other than one of the Election Days will be effective as of the last day of the calendar quarter in which the written notice is received by the Secretary. Upon such withdrawal by a participant, or upon termination of the Plan by the Company, certificates for whole shares credited to the participant’s stock account under the Plan will be issued to the participant and a payment by check will be made for the balance of any uninvested cash. Automatic withdrawal from the Plan will occur upon a participant’s resignation or removal from the Board of Directors of the Company and/or Bank. If a participant withdraws from the Plan, whether voluntarily or due to termination of Board service, at a time when the number of shares of Common Stock allocated to such participant’s stock account is ten or fewer, the Trustee may elect to pay cash to the withdrawing participant equal to the value of the shares, calculated pursuant to paragraph 5(b), in lieu of the allocated shares.

6. Payment of Annual Retainers and Other Compensation in Common Stock.
The Board of Directors of the Company may, in accordance with specific terms of issuance and payment set forth in resolutions adopted by the Board from time to time, provide for the issuance of shares of Common Stock to Plan participants in payment for any and all elements of Director compensation, including but not limited to, annual retainers, service for chairing Board committees, service bonuses, and other elements of compensation approved from time to time by the Board.
7. Dividends. If the Company declares and pays a cash dividend on its Common Stock, the Company will reinvest the dividends on the shares credited to a participant’s stock account under the Plan. Any shares of Common Stock distributed as a result of a stock dividend or stock split on shares credited to the stock account of a participant under the Plan will be added to the participant’s stock account.
8. Voting of Plan Shares.
Participants will be permitted to vote the shares credited to the stock account of the participant under the Plan. Such shares may be voted by proxy or in person at the applicable shareholders’ meeting in the same manner as other shares of Common Stock.
9. Responsibility of the Company.
The Company, in administering the Plan, shall not be liable for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate a participant’s participation in the Plan upon such participant’s death prior to receipt of notice in writing of such death, the prices at which shares are purchased for a participant’s account, or fluctuations in the market value of the Common Stock. Any action taken by the Board of Directors of the Company, or by the Stock Option Committee of the Board of Directors of the Company, with respect to the implementation, interpretation or administration of the Plan, shall be final, conclusive and binding.
10. Termination, Suspension or Modification of the Plan.
The Company may suspend, modify or terminate the Plan at any time. Notice of such suspension, modification or termination will be sent to all participants.
11. General Matters.
Nothing in this Plan will be deemed to give any Director or such individual’s legal representatives or assigns, or any other person or entity claiming under or through such individual, any contractual or other right to participate in the benefits of the Plan. Nothing in this Plan will be construed to constitute, or evidence, an agreement or understanding, express or implied, by the Company and/or the Bank to retain a Director for any specific period of time.